Exhibit 99.1

AT THE COMPANY
Hande Tuney, Investor Relations
(800) 831-4826

CENTERLINE HOLDING COMPANY REPORTS
THIRD QUARTER 2009 FINANCIAL RESULTS

New York, NY – November 12, 2009 – Centerline Holding Company (OTC:CLNH) (“Centerline” or the “Company”), the parent company of Centerline Capital Group, a provider of real estate financial and asset management services, today announced financial results for the third quarter and nine months ended September 30, 2009.

Third Quarter 2009 Highlights:

à
For the three months ended September 30, 2009, the Company reported a net loss attributable to Centerline shareholders(1) of ($5.38) per share, as compared to a net loss of ($3.03) per share for the three months ended September 30, 2008; earnings per share (“EPS”)(1), excluding certain items (primarily non cash), was ($0.08) for the three months ended September 30, 2009, as compared to EPS, excluding certain items (primarily non cash) of ($0.17), for the three months ended September 30, 2008;

à
Net loss was driven primarily by: (i) lower business volume and lower interest income in the third quarter 2009, as compared to the same period in 2008; (ii) asset impairments in the Commercial Mortgage-Backed Securities (“CMBS”) and High-Yield Debt Funds Centerline manages; (iii) asset impairments on the Series B Freddie Mac Certificates and stabilization escrow; (iv) write-off of goodwill and intangible assets; (v) the loss reserve associated with Affordable Housing transactions; and (vi) a reserve against the remaining carrying value of Centerline's loan to American Mortgage Acceptance Company ("AMAC");

à
Centerline paid down the outstanding balance of its senior credit facility debt by $68.7 million to $228.2 million, from 2008 year-end levels of $296.9 million and repaid $8.7 million of the $13.8 million CMBS term loan balance outstanding as of December 31, 2008. Since September 30, 2009 through the date of this press release, Centerline has paid down an additional $5.0 million of its senior credit facility debt;

à	Centerline had direct assets under management (“AUM”)(2) of $13.4 billion as of September 30, 2009;

à
Centerline originated $104.5 million of multifamily loans on behalf of Fannie Mae and Freddie Mac in the third quarter of 2009, and raised nearly $3.8 million of capital for Affordable Housing tax-credit funds; In October 2009, Centerline originated $73.7 million of additional multifamily loans and closed an additional $22.2 million of multifamily loans awaiting settlement on behalf of Fannie Mae and Freddie Mac, and raised over $14.4 million of capital for Affordable Housing tax-credit funds;

à
As of September 30, 2009, the Company’s Fannie Mae servicing portfolio had nine delinquent loans, with an outstanding balance of $47.3 million, representing 0.5% of its $8.8 billion agency servicing portfolio; in addition, as of September 30, 2009, there were three loans in Fannie Mae Real Estate Owned properties with a combined outstanding balance of $15.8 million that were formerly in the Centerline portfolio, subject to final resolution and loss sharing settlement;

à
As of September 30, 2009, Centerline was the named special servicer on a portfolio of $109.7 billion. At that date, $3.8 billion (or 3.46% of the portfolio) was delinquent, compared to an industry average of 4.23%, as reported by Trepp;

à	Centerline launched a new business initiative through its Agency Lending Products Group: the multifamily small loan program; and

à	The Company continues discussions with Island Capital Group LLC, and others, to accomplish a recapitalization of Centerline.

(1)	See “Selected Financial Data” for a reconciliation of GAAP net income (loss) attributable to Centerline Holding Company shareholders to EPS (excluding certain items (primarily non cash)).
(2)	See AUM table and footnotes.

Financial Results

The table below summarizes Centerline’s financial results for the three and nine months ended September 30, 2009:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2009	2008	2009	2008

Revenues	$114,534	$131,252	$352,116	$401,320
Revenues as adjusted (1)	$54,325	$67,214	$168,191	$205,861
Expenses	$1,719,107	$343,592	$2,584,403	$682,380
Expenses as adjusted(1)	$371,261	$198,460	$544,884	$374,871
Equity loss and other items	$1,321,199	$62,630	$1,868,932	$108,386
Equity loss and other items as adjusted(1)	$33,562	$(18,464)	$13,338	$(3,664)
Income tax provision	$(778)	$(1,015)	$(1,023)	$(2,019)
Net Loss Attributable to Centerline Shareholders	$(284,152)	$(150,725)	$(364,378)	$(174,693)
Net Loss Attributable to Centerline Shareholders (excluding certain items (primarily non cash))(2)	$829	$(3,671)	$(8,638)	$(6,138)
Per Share Data (diluted):
Net Loss Attributable to Centerline Shareholders	$(5.38)	$(3.03)	$(7.13)	$(3.98)
EPS (excluding certain items (primarily non cash))(2)	$(0.08)	$(0.17)	$(0.44)	$(0.43)

(1)   Adjusted to exclude Consolidated Partnerships. See “Adjusted Revenues” and “Selected Financial Data” for a discussion of the use of Adjusted Revenues.
(2)   See “Selected Financial Data” for a reconciliation of GAAP net income (loss) attributable to Centerline Holding Company Shareholders to EPS (excluding certain items (primarily non cash)).

During the third quarter of 2009, Centerline’s operating results were impacted negatively by: (i) lower business volume and lower interest income compared to the same period in 2008; (ii) asset impairments in the CMBS and High-Yield Debt Funds Centerline manages (Centerline’s share of the impairments is $59.9 million and $82.7 million for the third quarter and nine months ended September 30, 2009, respectively); (iii) a $30.5 million asset impairment on Series B Freddie Mac Certificates due to projected buy downs in the collateral of the Freddie Mac Securitization which will negatively impact the residual interest received by the Series B Freddie Mac certificates causing an impairment to the investment; (iv) a $42.0 million asset impairment on stabilization escrow due to the Company’s expectation that most of the escrow funds will be used to restructure non-stabilized bonds in the re-securitization portfolio and that Centerline will, therefore, not receive the cash via escrow releases; (v) a $100.0 million write-off of goodwill; (vi) a $90.0 million loss reserve associated with Affordable Housing transactions; and (vii) a $5.0 million reserve against the remaining carrying value of Centerline's loan to AMAC, a publicly-traded REIT Centerline manages but which is developing a plan of liquidation.

The reduction in interest income resulted from: (i) lower rates of interest from Centerline’s escrow and collateral accounts due to declining market rates; (ii) reduced servicing portfolio and stabilization escrow balances; (iii) declining cash interest from our Series B Freddie Mac Certificates; (iv) non-accrual of interest for the Company’s loan to AMAC; and (v) varying levels of income from mortgage revenue bonds as many re-securitized bonds not initially accounted for as sold were deemed to be in 2008 and were no longer included in the Company’s operating results.  Subsequently, however, certain defaulted and specially serviced bonds were re-recognized along with related interest income.  Upon sale recognition of any bonds, Centerline recognizes additional interest income on the Freddie Mac certificates that it retained as part of the re-securitization transaction.  Interest income also decreased as a result of the sale of $145.0 million face amount of certain Series A-1 Freddie Mac certificates in July 2009. The proceeds were used to redeem the corresponding preferred shares of Equity Issuer Trust I.

Fluctuations in fee income resulted from lower tax-credit fund origination volume and lower prepayment penalties and expense reimbursements in the third quarter and nine months ended September 30, 2009, compared to the same periods in 2008, and offset partially by increased collateral management and special servicing fees.

Salaries and benefits expense declined 23.0% and 25.8% in the third quarter and nine months ended September 30, 2009, respectively, as compared to the same periods in 2008.  The decline is primarily attributable to: (i) reduced base salaries and benefits due to reduced headcount; (ii) lower share-based compensation expense for shares issued in connection with Centerline’s acquisition of ARCap (now Centerline Investors I LLC) in August 2006 as the awards vest or are forfeited; (iii) a reduction in bonus compensation; and (iv) a decrease in the third quarter and the year-to-date period in severance expense

Other general and administrative expenses decreased in the third quarter and nine months ended September 30, 2009, compared to the same periods in 2008.  The decrease is primarily attributable to the following items: (i) a decrease in professional fees, particularly audit and consulting costs; (ii) lower fund origination expenses associated with Centerline’s tax credit business that correspond with the lower level of fund origination activity; (iii) a decrease in broker commissions related to lower mortgage originations period over period; (iv) a reduction in overall expenses resulting from the reductions in personnel in April and November 2008 and other cost saving initiatives; and (v) a decrease in third quarter 2009 rent expense, primarily the result of rent accrued in 2008 in connection with office space Centerline no longer uses in operations.

Loss reserves increased in the third quarter and nine months ended September 30, 2009, compared to the same periods in 2008.  The increase in both periods is primarily attributable to: (i) a $90.0 million loss reserve associated with Affordable Housing transactions; (ii) a $29.5 million lease termination restructuring charge Centerline recorded in June 2009 (applies only to the 2009 year-to-date period); and (iii) an increase of $4.1 million in the Company’s provision for mortgage banking loss sharing (applies only to the 2009 year-to-date period).

Interest expense decreased 20.1% and 21.3% for the third quarter and nine months ended September 30, 2009, as compared to the same periods in 2008.  The decrease in both periods was due primarily to the following factors: (i) the lower amount of average corporate debt outstanding; and (ii) lower rates and borrowings for warehousing mortgage loans.

Adjusted Revenues

Centerline’s operating results include the results of Tax Credit Fund Partnerships consolidated pursuant to various accounting pronouncements, as well as other Tax Credit Fund and Property Partnerships Centerline controls but in which it has little or no equity interest.  As Centerline has virtually no equity interest in these partnerships, the net losses they generated were allocated almost entirely to their investors.  The consolidation, therefore, has an insignificant impact on net income (loss), although certain Centerline revenues are eliminated in consolidation, and revenues and expenses of the consolidated partnerships are reflected in the income statement.

Centerline also consolidates a number of funds it manages that invest in CMBS and ReREMIC certificates (“CMBS Fund Partnerships”) and a High-Yield Debt Investment Fund.  Centerline maintains an equity interest in each of these funds (typically 5%) and participates in the profits or losses they generate.  Adjusted equity income includes the Company’s proportionate share of the profits as well as other allocations for general partner services.

As many of the Company’s revenues are eliminated when consolidating these partnerships, the Company is presenting its revenues adjusted to exclude the impact of consolidation.

The adjusted figures presented are not in accordance with generally accepted accounting principles (“GAAP”) but are presented for the purpose of enhancing the understanding of the economics of our business, but may not be comparable to figures reported by other companies.

Centerline Holding Company Equity and Adjusted Centerline Holding Company Equity

The Company reported a deficit allocable to Centerline Holding Company shareholders at September 30, 2009 of $1.1 billion.  The deficit was due primarily to the declining fair values of investments in the funds Centerline manages and consolidates.  Prior to 2009, Centerline’s equity absorbed any of these losses that would reduce the carrying amount of the third-party investors’ interests below zero.  As of December 31, 2008, these unrealized losses totaled $894.7 million. Following the adoption of SFAS No. 160, as of January 1, 2009, any further declines in the asset values will reduce the third-party investors’ interests and the Company’s equity will be reduced only by its proportionate share based on its co-investment percentage.  However, the $894.7 million previously recognized, will remain in the Company’s deficit balance.

Similar to the presentation described for Adjusted Revenues, Centerline also presents its Centerline Holding Company equity adjusted to exclude the impact of consolidated partnerships (see “Selected Financial Data”).  The substantial difference between the “as reported” and “as adjusted” amounts reflects the unrealized losses in the Company’s consolidated partnerships, as described above.  If the losses were to be realized, Centerline would absorb only the portion corresponding to its co-investment (typically 5%) in earnings.  The “as adjusted” amount excludes the unrealized losses in excess of Centerline’s proportionate share.

The table below shows the difference between the total Centerline Holding Company Deficit “as reported” and “as adjusted” at September 30, 2009:

(in thousands)	September 30, 2009

Total Centerline Holding Company Deficit, as reported	$(1,066,530)
Adjustments:
CMBS and High-Yield Debt Fund Partnerships
(Unrealized losses attributable to third-party non-controlling interests prior to the adoption of SFAS 160)	894,711
(Our negative co-investment in these funds)	57,924
Re-securitization of Mortgage Revenue Bonds
(Accumulated other comprehensive income/loss related to those assets which would be de-recognized if sale treatment is obtained)	11,712
Total Centerline Holding Company Deficit, as adjusted	$(102,183)

Centerline Third Quarter and Nine Months 2009 Business Groups Activity Summary:

Affordable Housing
	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009
Capital Raised	(in thousands)
Tax Credit Funds	$3,790	$77,129
Affordable Housing Mortgage Originations(1)
Agency Loan Originations (Fannie Mae/Freddie Mac)	$33,753	$68,101

(1)	The Affordable Housing Group originates and services loans for affordable housing properties via the same agency programs used by our Commercial Real Estate Group.

At September 30, 2009, Centerline’s Affordable Housing Group’s AUM was $9.3 billion.

Commercial Real Estate

	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009
Capital Deployed	(in thousands)
Agency Loan Originations (Fannie Mae/Freddie Mac)	$70,752	$359,104
Conduit/Other Loan Originations	--	--
Collateralized Debt Obligation (“CDO”) Securities	--	--
High-Yield CMBS Certificates	--	--
Real Estate Equity Investments	--	--
Total	$70,752	$359,104

At September 30, 2009, Centerline’s Commercial Real Estate Group’s AUM was $4.2 billion.

Portfolio Management

As of September 30, 2009, Centerline provided primary servicing for a $21.4 billion loan portfolio, an increase of 2.9% from the level at June 30, 2009.

In addition, Centerline is the named special servicer on a portfolio of $109.7 billion of CMBS as of September 30, 2009, a decrease of 1.3% from the level as of June 30, 2009. The decline primarily was due to loan payoffs and losses.

Direct Assets Under Management

As of September 30, 2009 and December 31, 2008, Centerline’s direct AUM consisted of the following:

(in millions)	9/30/2009	12/31/2008
Affordable Housing
Tax-Credit Funds(1)(2)	$9,263.8	$9,614.5
Commercial Real Estate
CMBS Funds(1)	1,475.4	1,475.4
High-Yield Debt Fund(1)	535.7	535.7
Joint Venture Equity Funds(1)	181.1	179.4
CDO Asset Management(3)	1,838.1	1,844.6
Third-Party Commercial Loan Portfolio(4)	141.6	550.7
Total	$13,435.7	$14,200.3

(1)	Amounts represent committed and invested equity of investors.
(2)	The decrease is due to the funds that were dissolved during the nine months ended September 30, 2009 period.
(3)
Excludes $270.9 million of CDO securities owned by CRESS, which are included in the High-Yield Debt Fund total above. In total, Centerline earns fees from managing $2.1 billion of CDOs. Centerline began receiving CDO management fees from managing the AMAC CDO I during the first quarter of 2009 even though Centerline has been managing the AMAC CDO I since November 2006. Previously, Centerline earned management fees directly from AMAC. The December 31, 2008 period includes the AMAC CDO I management fees for comparative periods.

(4)
Centerline earns asset management and other fees on a portfolio of commercial real estate loans owned by a third-party.  The decline was primarily due to the disposition of loans in the portfolio.  Centerline anticipates this amount to decrease each quarter as it continues to sell assets.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, accessible via the Investor Relations section of the Centerline website at www.centerline.com.

Please contact Centerline’s Investor Relations department at (800) 831-4826 with any questions regarding the Company’s third quarter financial results for the period ended September 30, 2009.

Risk Factors

Please refer to the last page of this press release for a brief discussion regarding the forward-looking nature of the contents of this press release and a summary of risks involved in investing in our Company.  These risk factors are more fully detailed in our filing on Form 10-K for the year ended December 31, 2008, and significant updates are detailed in our filing on Form 10-Q for the quarter ended September 30, 2009.

About the Company

Centerline Capital Group, a subsidiary of Centerline Holding Company (OTC: CLNH), provides real estate financial and asset management services, including institutional debt and equity fund management, mortgage banking and primary and special loan servicing. As of September 30, 2009, Centerline had more than $13.4 billion of assets under management. Centerline is headquartered in New York, New York and has eight offices throughout the United States. For more information, please visit Centerline's website at http://www.centerline.com or contact the Investor Relations Department directly at (800) 831-4826.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(unaudited)

	September 30, 2009
(in thousands)	As Reported	Consolidated Partnerships	Mortgage Revenue Bonds	As Adjusted(1)

Assets
Cash and cash equivalents	$99,163	$--	$--	$99,163
Restricted cash	11,030	-	-	11,030
Investments:
Available-for-sale	616,722	428,128	(600,623)	444,227
Equity method	5,978	-	-	5,978
Other	110,327	1,220	-	111,547
Investments in and loans to affiliates, net	12,940	74,867	-	87,807
Goodwill and other intangible assets, net	237,730	-	567	238,297
Deferred costs and other assets, net	109,545	7,427	(7,038)	109,934
Investments held by Consolidated Partnerships	4,285,814	(4,285,814)	--	-
Other assets of Consolidated Partnerships	1,112,195	(1,112,195)	--	-

Total Assets	$6,601,444	$(4,886,367)	$(607,094)	$1,107,983

Liabilities and Equity
Liabilities
Notes payable	$328,834	$--	$--	$328,834
Financing arrangements and secured financing	666,656	--	(606,708)	59,948
Preferred shares of subsidiary (subject to mandatory repurchase)	128,500	--	--	128,500
Accounts payable, accrued expenses and other liabilities	312,482	--	(2,980)	309,502
Liabilities of Consolidated Partnerships	2,304,999	(2,304,999)	--	-

Total Liabilities	3,741,471	(2,304,999)	(609,688)	826,784

Mezzanine Equity
Redeemable securities	330,988	-	-	330,988

Equity
Centerline Holding Company	(1,066,530)	961,753	2,594	(102,183)
Non-controlling interests	3,595,515	(3,543,121)	-	52,394

Total Liabilities and Equity	$6,601,444	$(4,886,367)	$(607,094)	$1,107,983

(1)	Adjusted to exclude Consolidated Partnerships (refer to “Adjusted Revenues” section) and mortgage revenue bonds re-securitized in December 2007 not accounted for as a sale.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES SELECTED FINANCIAL DATA (unaudited)

	December 31, 2008
	As Reported	Consolidated Partnerships	Mortgage Revenue Bonds	As Adjusted(1)

Assets
Cash and cash equivalents	$103,879	$--	$--	$103,879
Restricted cash	10,852	--	--	10,852
Investments:
Available-for-sale	539,213	422,042	(343,494)	617,761
Equity method	31,367	--	--	31,367
Other	134,227	1,530	(3,737)	132,020
Investments in and loans to affiliates, net	19,222	125,155	--	144,377
Goodwill and other intangible assets, net	351,766	--	585	352,351
Deferred costs and other assets, net	135,679	8,369	(6,339)	137,709
Investments held by Consolidated Partnerships	4,997,564	(4,997,564)	--	--
Other assets of Consolidated Partnerships	1,071,354	(1,071,354)	--	--

Total Assets	$7,395,123	$(5,511,822)	$(352,985)	$1,530,316

Liabilities and Equity
Liabilities
Notes payable	$358,061	$--	$--	$358,061
Financing arrangements and secured financing	411,413	--	(348,989)	62,424
Preferred shares of subsidiary (subject to mandatory repurchase)	273,500	--	--	273,500
Accounts payable, accrued expenses and other liabilities	218,580	9,019	(2,044)	225,555
Liabilities of Consolidated Partnerships	2,619,154	(2,619,154)	--	--

Total Liabilities	3,880,708	(2,610,135)	(351,033)	919,540

Mezzanine Equity
Redeemable securities	326,379	--	--	326,379

Equity
Centerline Holding Company	(867,511)	974,780	(1,952)	105,317
Non-controlling interests	4,055,547	(3,876,467)		179,080

Total Liabilities and Equity	$7,395,123	$(5,511,822)	$(352,985)	$1,530,316

(1)	Adjusted to exclude Consolidated Partnerships (refer to “Adjusted Revenues” section) and mortgage revenue bonds re-securitized in December 2007 not accounted for as a sale.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(unaudited)

(in thousands, except per share data)	Three Months Ended September 30,
	2009			2008
	As Reported	Adjustments(1)	As Adjusted(1)	As Reported	Adjustments(1)	As Adjusted(1)
Revenues:
Interest income	$16,454	7,577	$24,031	$22,562	8,220	$30,782
Fee Income	17,733	7,701	25,434	18,773	12,908	31,681
Other (2)	4,267	593	4,860	4,053	698	4,751
Revenues of Consolidated Partnerships	76,080	(76,080)	--	85,864	(85,864)	--
Total revenues	114,534	(60,209)	54,325	131,252	(64,038)	67,214

Expenses:
General and administrative:
Salaries and benefits	16,706	--	16,706	21,703	--	21,703
Other	105,025	--	105,025	19,227	--	19,227
Total general and administrative expenses	121,731	--	121,731	40,930	--	40,930
Interest	22,250	--	22,250	27,843	--	27,843
Depreciation and amortization	8,400	--	8,400	11,003	--	11,003
Write-off of goodwill and intangible assets	100,000		100,000	118,069		118,069
Loss on impairment of assets	118,880	--	118,880	615	--	615
Interest and other expenses of Consolidated Partnerships	1,347,846	(1,347,846)	--	145,132	(145,132)	--
Total expenses	1,719,107	(1,347,846)	371,261	343,592	(145,132)	198,460
(Loss) income before other (loss) income	(1,604,573)	1,287,637	(316,936)	(212,340)	81,094	(131,246)
Equity and other (loss) income	(7,965)	(54,904)	(62,869)	(76,421)	2,220	(74,201)
Gain (loss) from repayment or sale of investments	6	--	6	(2,547)	--	(2,547)
Other losses from Consolidated Partnerships	(62,312)	62,312	--	(69,667)	69,667	--
Loss before income taxes	(1,674,844)	1,295,045	(379,799)	(360,975)	152,981	(207,994)
Income tax provision	(778)	--	(778)	(1,015)	--	(1,015)
Net loss	(1,675,622)	1,295,045	(380,577)	(361,990)	152,981	(209,009)
Net loss attributable to non-controlling interests	1,391,470	(1,295,045)	96,425	211,265	(152,981)	58,284
Net loss attributable to Centerline Holding Company shareholders	$(284,152)	$--	$(284,152)	$(150,725)	$--	$(150,725)
Dividends for preferred and participating securities (including dividends in arrears)	(5,011)	--	(5,011)	(5,014)	--	(5,014)
Effect of redeemable share conversions	(1,562)	--	(1,562)	(1,577)	--	(1,577)
Net loss for earnings per share calculations	$(290,725)	$--	$(290,725)	$(157,316)	$--	$(157,316)

Net loss per share:
Basic and Diluted	$(5.38)		$(5.38)	$(3.03)		$(3.03)

Weighted average shares outstanding:
Basic and Diluted	54,058		54,058	51,931		51,931

(1) Adjusted to exclude Consolidated Partnerships. Refer to “Adjusted Revenues” section. (2) Includes prepayment penalties, expense reimbursements, gains on sales of mortgage loans and other revenues.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(unaudited)

(in thousands, except per share data)	Nine Months Ended September 30,
	2009			2008

	As Reported	Adjustments(1)	As Adjusted(1)	As Reported	Adjustments(1)	As Adjusted(1)
Revenues:
Interest income	$51,700	23,569	$75,269	$75,854	23,609	$99,463
Fee Income	48,941	27,953	76,894	52,205	37,319	89,524
Other (2)	14,017	2,011	16,028	14,569	2,305	16,874
Revenues of Consolidated Partnerships	237,458	(237,458)	--	258,692	(258,692)	--
Total revenues	352,116	(183,925)	168,191	401,320	(195,459)	205,861

Expenses:
General and administrative:
Salaries and benefits	53,789	--	53,789	72,504	--	72,504
Other	169,278	--	79,273	57,247	--	57,247
Total general and administrative expenses	223,067	--	133,062	129,751	--	129,751
Interest	55,594	--	55,594	70,646	--	70,646
Depreciation and amortization	31,877	--	31,877	34,350	--	34,350
Write-off of goodwill and intangible assets	100,000		100,000	118,069		118,069
Loss on impairment of assets	134,346	--	134,346	22,055	--	22,055
Interest and other expenses of Consolidated Partnerships	2,039,519	(2,039,519)	--	307,509	(307,509)	--
Total expenses	2,584,403	(2,039,519)	544,884	682,380	(307,509)	374,871
(Loss) income before other (loss) income	(2,232,287)	1,855,594	(376,693)	(281,060)	112,050	(169,010)
Equity and other (loss) income	(40,770)	(67,111)	(107,881)	(78,800)	12,959	(65,841)
Gain (loss) from repayment or sale of investments	583	--	583	(6,164)	--	(6,164)
Other losses from Consolidated Partnerships	(525,442)	525,442	--	(215,657)	215,657	--
Loss before income taxes	(2,797,916)	2,313,925	(483,991)	(581,681)	340,666	(241,015)
Income tax provision	(1,023)	--	(1,023)	(2,019)	--	(2,019)
Net loss	(2,798,939)	2,313,925	(485,014)	(583,700)	340,666	(243,034)
Net loss attributable to non-controlling interests	2,434,561	(2,313,925)	120,636	409,007	(340,666)	68,341
Net loss attributable to Centerline Holding Company shareholders	$(364,378)	$--	$(364,378)	$(174,693)	$--	$(174,693)
Dividends for preferred and participating securities (including dividends in arrears)	(15,035)	--	(15,035)	(16,024)	--	(16,024)
Effect of redeemable share conversions	(4,685)	--	(4,685)	(15,597)	--	(15,597)
Net loss for earnings per share calculations	$(384,098)	$--	$(384,098)	$(206,314)	$--	$(206,314)

Net loss per share:
Basic and Diluted	$(7.13)		$(7.13)	$(3.98)		$(3.98)

Weighted average shares outstanding:
Basic and Diluted	53,896		53,896	51,840		51,840

(1) Adjusted to exclude Consolidated Partnerships. Refer to “Adjusted Revenues” section. (2) Includes prepayment penalties, expense reimbursements, gains on sales of mortgage loans and other revenues.

Reconciliation of Net Income (Loss) attributable to
Centerline Holding Company Shareholders to Net Loss (“EPS”)(1)
(in thousands, except per share data)

	Three Months Ended September 30,
	2009		2008
		EPS / EPS Impact (diluted)(2)		EPS / EPS Impact (diluted)(2)
(in thousands, except per share data)

Net loss Attributable to Centerline Holding Company Shareholders	$(284,152)	$(5.38)	$(150,725)	$(3.03)
Certain items (primarily non cash): (3)
Loss on impairment of assets (held on our own account)	118,880	2.20	615	0.01
Our share of losses on impairment of assets held by Consolidated Partnerships (4)	59,917	1.11	4,367	0.08
Non-cash impact of derivatives	806	0.01	4,669	0.09
Mortgage revenue bonds re-securitized	--	--	--	--
Impairment of tax credit partnership investments (5)	1,782	0.03	--	--
Impairment of loan to CMBS Fund Partnership	962	0.02	--	--
Lease termination charge	1,022	0.02	--	--
Reserves on Partnership advances, net	3,525	0.07	182	0.00
Equity losses in AMAC	5,000	0.09	75,775	1.46
Write-off of goodwill and intangible assets	100,000	1.85	118,069	2.27
Reserve for loan loss sharing	--	--	--	--
Affordable Housing loss reserve	90,000	1.66	--	--
Non-controlling interest impact of above items	(96,913)	(1.79)	(56,623)	(1.09)
Net loss Attributable to Centerline Holding Company Shareholders (excluding certain items (primarily non cash))	$829		$(3,671)
Effect of redeemable share conversions	--	0.03	--	0.03
Dividends for preferred and participating securities including dividends in arrears (6)	(5,011)		(5,014)
EPS (excluding certain items (primarily non cash))	$(4,182)	$(0.08)	$(8,685)	$(0.17)

(1)  We utilize Net Income (Loss) (on a segment basis) and earnings per share (“EPS”) (on a consolidated basis) for purposes of measuring performance and capital allocation. These results are presented to assist investors in analyzing our performance as they exclude various items recorded in net loss that we believe are not indicative of the operating performance. There is no generally accepted accounting method for computing Net Income (Loss) and EPS and our computation may not be comparable to similar measurements reported by other companies. For further information, see Notes to our condensed consolidated financial statements included in our Form 10-Q.

(2)     EPS numbers may not add down to the total due to rounding.

(3)      For a detailed description of these items, refer to the Company's Form 10-Q.

(4)     Represents impact of our co-investment in the CMBS Funds and High-Yield Debt Fund Partnerships.

(5)     Represents write-down of equity interests in tax credit property partnerships expected to be sold for less than our carrying value.

(6)     Included in net loss per share (as reported).

Reconciliation of Net Income (Loss) attributable to
Centerline Holding Company Shareholders to Net Loss (“EPS”)(1)
(in thousands, except per share data)

	Nine Months Ended September 30,
	2009		2008
		EPS / EPS Impact (diluted) (2)		EPS / EPS Impact (diluted) (2)
(in thousands, except per share data)

Net loss Attributable to Centerline Holding Company Shareholders	$(364,378)	$(7.13)	$(174,693)	$(3.98)
Certain items (primarily non cash): (3)
Loss on impairment of assets (held on our own account)	134,346	2.49	22,055	0.43
Our share of losses on impairment of assets held by Consolidated Partnerships (4)	82,687	1.53	7,076	0.14
Non-cash impact of derivatives	(12,197)	(0.23)	(1,225)	(0.02)
Mortgage revenue bonds re-securitized	--	--	7,627	0.15
Impairments of tax credit partnership investments (5)	9,048	0.17	--	--
Impairment loan to CMBS Fund Partnership	26,271	0.49	--	--
Lease termination charge	29,456	0.55	--	--
Reserves on Partnership advances, net	6,689	0.12	519	0.01
Equity losses in AMAC	5,000	0.09	78,057	1.51
Write-off goodwill and intangible assets	100,000	1.86	118,069	2.28
Reserve for loan loss sharing	5,460	0.10	1,325	--
Affordable Housing loss reserve	90,000	1.67	--	--
Non-controlling interest impact of above items	(121,020)	(2.25)	(64,948)	(1.25)
Net loss Attributable to Centerline Holding Company Shareholders (excluding certain items (primarily non cash))	$(8,638)		$(6,138)
Effect of redeemable share conversions	--	0.09	--	0.30
Dividends for preferred and participating securities including dividends in arrears (6)	(15,035)		(16,024)
EPS (excluding certain items (primarily non cash))	$(23,673)	$(0.44)	$(22,162)	$(0.43)

(1)     We utilize Net Income (Loss) (on a segment basis) and earnings per share (“EPS”) (on a consolidated basis) for purposes of measuring performance and capital allocation. These results are presented to assist investors in analyzing our performance as they exclude various items recorded in net loss that we believe are not indicative of the operating performance. There is no generally accepted accounting method for computing Net Income (Loss) and EPS and our computation may not be comparable to similar measurements reported by other companies. For further information, see Notes to our condensed consolidated financial statements included in our Form 10-Q.

(2)     EPS numbers may not add down to the total due to rounding.

(3)      For a detailed description of these items, refer to the Company's Form 10-Q.

(4)     Represents impact of our co-investment in the CMBS Funds and High-Yield Debt Fund Partnerships.

(5)     Represents write-down of equity interests in tax credit property partnerships expected to be sold for less than our carrying value.

(6)     Included in net loss per share (as reported).

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Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Other risks and uncertainties are detailed in Centerline Holding Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; our ability to repay or restructure our debt and the associated risks surrounding our contemplated recapitalization; business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; risks related to the form and structure of our financing arrangements; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital;changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss from direct and indirect investments in commercial mortgage-backed securities (“CMBS”) and collateralized debt obligations (“CDOs”) and mortgage revenue bonds; risk of loss under mortgage banking loss sharing agreements; risks associated with providing credit intermediation; and risks associated with enforcement by our creditors of any rights or remedies which they may possess. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.